Exhibit 3.1
ROGERS CORPORATION AMENDED AND RESTATED BYLAWS

ARTICLE I
SHAREHOLDERS

1.Annual Meeting. The annual meeting of shareholders shall be held on a date and at a time to be determined by the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these amended and restated bylaws of Rogers Corporation (the “Corporation”) (as amended from time to time in accordance with the provisions hereof, these “Bylaws”), shall be for electing Directors and for such other purposes as shall be specified in the notice for the meeting pursuant to Section 4 of this Article I, and only business within such purpose may be conducted at the meeting in accordance with these Bylaws. If no annual meeting is held in accordance with the foregoing provisions or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within thirteen (13) months after the last annual meeting was held, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting. The Board of Directors may adjourn, postpone, reschedule or cancel any annual meeting of shareholders for any reason.
2.Special Meetings.
(a) Subject to any applicable law, special meetings of shareholders may be called, at any time for any purpose or purposes, by the Chair of the Board of Directors (the “Chair of the Board”), the Chief Executive Officer, the President or by the Board of Directors. A special meeting of shareholders shall also be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer, if the Secretary receives written demands for a meeting describing the purposes for which such meeting is to be held signed and dated by holders of at least forty percent (40%) (or such lesser percentage as may be required by law) of all votes entitled to be cast on any issue to be considered at the proposed special meeting as of the date of the request (“Requisite Percentage”); provided, however, that a special meeting requested by one or more shareholders pursuant to this Section 2 (a “Shareholder Requested Special Meeting”) shall be called by the Secretary only if the Meeting Requesting Person (as defined below) complies with this Section 2 and applicable law. Special meetings may not be called by any other person or persons. The Chair of the Board, the Chief Executive Officer, the President or the Board of Directors may adjourn, postpone, reschedule or cancel any special meeting of shareholders previously called by any of them.
(b) No business may be transacted at a special meeting of shareholders other than business that is either (i) Proposed Business (as defined below) stated in a valid Special Meeting Request (as defined below), (ii) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (iii) otherwise properly brought before a special meeting by or at the direction of the Board of Directors or the chair of the meeting. For purposes hereof, a “Meeting Requesting Person” shall mean each of the following: (A) the shareholder of record making the request to fix a Requested Record Date (as defined below) for the purpose of determining the shareholders entitled to request that the Secretary call a special meeting, (B) the beneficial owner or beneficial owners, if different from the shareholder of record, on whose behalf such request is made or (C) any affiliates of such shareholder of record or beneficial owner(s). No shareholder may request that the Secretary call a special meeting of shareholders pursuant to this Section 2 unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining shareholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and timely delivered to the Secretary at the principal executive office of the Corporation. To be in proper form, such request shall: (I) bear the signature(s) and the date of signature(s) by the shareholder(s) of record, holding the Requisite Percentage, submitting such request and set forth the name and address of such shareholder(s) as they appear in the Corporation’s books; (II) include a reasonably brief description of the purpose or purposes of the special meeting, the business proposed to be conducted at the special meeting (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting; and (III) as to each item of Proposed Business, each Meeting Requesting Person and each Shareholder Associated Person (as defined in Section 5(d)(vii)(F) of Article I but substituting “Meeting Requesting Person” in all places where a reference to the Noticing Party is made in such definition), include the information required to be set forth in a notice under Section 5(b) of Article I as if the Proposed Business were to be considered at an annual meeting of shareholders, except that for purposes of this Section 2(b)(III), the term “Meeting Requesting Person” shall be substituted for the references to and requirements of the Noticing Party in all places it appears in Section 5(b) of Article I of these Bylaws.
(c) Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in proper form that is otherwise in compliance with this Section 2 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to request that the Secretary call a Shareholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 2 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests to call a Shareholder Requested Special Meeting that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in clause (ii) or (vii) of Section 2(e) below.
(d) Without qualification, a Shareholder Requested Special Meeting shall not be called unless one or more shareholders owning as of the Requested Record Date the Requisite Percentage timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive office of the Corporation. To be timely for purposes of this Section 2(d), a shareholder’s request to call a special meeting must be delivered to the Secretary at the principal executive office of the Corporation not later than the sixtieth (60th) day following the Requested Record Date. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of any special meeting (including a Shareholder Requested Special Meeting) or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice or the delivering of a shareholder’s request. To be in proper form for purposes of this Section 2, a shareholder request to call a special meeting shall include the signature(s) and the date of each signature by the shareholder(s), holding the Requisite Percentage, submitting such request and set forth (A) if each such shareholder is a shareholder of record, the name and address of such shareholder as they appear in the Corporation’s books and if such shareholder is not a shareholder of record, the name and address of such shareholder, (B) a brief description of the Proposed Business, (C) the text of the proposal with respect to the Proposed Business (including the complete text of any resolutions proposed for consideration and, in the event that such Proposed Business includes a proposal to amend these Bylaws, the text of the proposed amendment), (D) the reasons for conducting the Proposed Business at the special meeting, (E) unless such shareholder is a Solicited Shareholder (as defined below), as to each item of Proposed Business, each Calling Person (as defined below) and each Shareholder Associated Person (as defined in Section 5(d)(vii)(F) of Article I but substituting “Calling Person” in all places where a reference to the shareholder giving the notice is made in such definition), the information required to be set forth in a notice under Section 5(b) of Article I of these Bylaws as if the Proposed Business were to be considered at an annual meeting of shareholders, except that for purposes of this Section 2(d), the term “Calling Person” shall be substituted for the references to the shareholder giving the notice or proposing a business in all places such person is referred to in Section 5(b) of Article I of these Bylaws, (F) documentary evidence that the shares included in such Requisite Percentage are owned by each Calling Person, and (G) an acknowledgment by each shareholder, on whose behalf a Special Meeting Request is being made (or their respective duly authorized agents) that any reduction in the number of shares owned by such persons as of the date of delivery of the Special Meeting Request and through the meeting date below the Requisite Percentage shall constitute a revocation of the Special Meeting Request, and a commitment to promptly notify the Corporation of any such decrease. For purposes hereof, a “Calling Person” means the shareholder of record submitting the request to call a special meeting or if different from the shareholder of record, the beneficial owner or beneficial owners submitting the request to call a special meeting or any affiliate of such shareholder of record or beneficial owner(s); “Solicited Shareholder” means any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (such rules and such act, and the rules and regulations promulgated thereunder, the “Exchange Act” and the “Proxy Rules,” respectively), by way of a definitive consent solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act; and “Special Meeting Request” refers to a request to call a special meeting that was delivered to the Secretary by the shareholder(s) holding the Requisite Percentage and is timely, in proper form, and otherwise fully complies with the requirement under this Section 2.
(e) The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, (iv) the Special Meeting Request is received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders, or (v) otherwise does not comply with applicable law.
(f) A shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) the Special Meeting Requests represent shareholders holding less than the Requisite Percentage from the date of such requests through the date of the meeting, then: (i) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the Shareholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable (but in any event on or prior to the sixtieth (60th) day after the Requested Record Date), the Secretary has received Special Meeting Requests from shareholders holding the Requisite Percentage, then, at the option of the Board of Directors, either (A) the original record date and meeting date, time and location for the Shareholder Requested Special Meeting set in accordance with Section 2(g) below shall apply with respect to the Shareholder Requested Special Meeting or (B) the Board of Directors may disregard the original Requested Record Date and meeting date, time and location for the Shareholder Requested Special Meeting from those originally set in accordance with Section 2(g) below and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from shareholders holding the Requisite Percentage, set a new record date and meeting date, time and location for the Shareholder Requested Special Meeting (and, in such case, notice of the Shareholder Requested Special Meeting shall be given in accordance with Section 4 of Article I).
(g) Subject to Section 2(f) above, within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2 from shareholders holding the Requisite Percentage, the Board of Directors shall fix the record date and meeting date, time and location for the Shareholder Requested Special Meeting; provided, however, that the date of any such Shareholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from shareholders holding the shares to be included in such Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Shareholder Requested Special Meeting. Subject to the foregoing provisions of this Section 2, the record date for the Shareholder Requested Special Meeting shall be fixed in accordance with Section 3 of Article IV, and the Board of Directors shall provide notice of the Shareholder Requested Special Meeting in accordance with Section 4 of Article I.

(h) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 2. If the Board of Directors, in good faith, determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2, or determines that the shareholders of record requesting that the Board of Directors fix such Requested Record Date or shareholders making the Special Meeting Request have not otherwise complied with this Section 2, then the Board of Directors shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting. In addition to the requirements of this Section 2, each Meeting Requesting Person and shareholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting.
(i) Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 2 shall be subject to the requirements under Section 5(d)(vi) of Article I; provided, that no notice, supplement, update or other information delivered by registered or certified mail shall be deemed delivered until such notice, supplement, update or other information is actually received at the Corporation’s principal executive offices.
(j) In determining whether Special Meeting Requests have met the requirements of this Section 2, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies the same or substantially the same purpose or purposes of the Shareholder Requested Special Meeting and the same or substantially the same items of business proposed to be brought before the Shareholder Requested Special Meeting, and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business. A Calling Person may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding unrevoked requests from Meeting Requesting Persons holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the Shareholder Requested Special Meeting.
3.Place of Meetings. All meetings of shareholders shall be held at such place in the United States as is fixed by the Board of Directors and identified in the notice of the meeting.
4.Notice of Meetings. A written notice of every meeting of shareholders, stating the place, date and time thereof, and describing the purpose or purposes for which the meeting is to be held, shall be given by the Secretary or Assistant Secretary (or any other officer who is authorized to provide notice of such meeting) no fewer than seven (7) and no more than sixty (60) days before the meeting date to each shareholder entitled to vote thereat and to each shareholder, who by law, by the Articles of Organization or by these Bylaws is entitled to such notice, either personally, by mailing it postage prepaid and addressed to such shareholder at the shareholder’s address as it appears upon the books of the Corporation, or, if permitted by the Corporation, by electronic transmission (as defined below) directed to such shareholder in such manner as the shareholder shall have specified to the Corporation, including by facsimile transmission, electronic mail or posting on an electronic network. Notwithstanding the foregoing, in the case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than sixty (60) days nor more than ninety (90) days after the date on which the Secretary has received sufficient demands to require that such meeting be called and written notice thereof shall be given in accordance with the preceding sentence within thirty (30) days after receipt of such demands. Whenever notice of a meeting is required to be given to a shareholder under applicable law, the Articles of Organization or these Bylaws, a written waiver thereof, executed before or after the meeting by a shareholder, delivered to the Secretary and filed with the records of the meeting, shall be deemed equivalent to such notice. In addition, any shareholder who attends the meeting (a) without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the shareholder’s arrival or who thereafter votes for or assents to action taken at the meeting waives objection to lack of notice or defective notice of the meeting or (b) without objecting to the consideration of a particular matter when it is presented waives objection that the matter is not within the purposes described in the notice for such meeting. For the purposes of these Bylaws, “electronic transmission”

means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.
5.Advance Notice of Shareholder Proposals and Director Nominations.
(a)At any meeting of the shareholders, only such business shall be conducted and only such nominations of persons for election to the Board of Directors shall be made as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) as otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 5 through the date of such meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 5. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), at any meeting of shareholders. For nominations or business to be properly brought before any shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary.
To be timely, in the case of an annual meeting, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation by 5:00 p.m. Eastern Time (the “Close of Business”) not later than the Close of Business on the ninetieth (90th) day, or earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a shareholder’s notice must be so received no earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the seventh (7th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the Corporation, whichever occurs first. In the case of a special meeting, to be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (I) the ninetieth (90th) day prior to such special meeting and (II) the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made by the Corporation.
In no event shall an adjournment, recess, postponement, rescheduling or judicial stay of an annual or special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.
(b)Notice. To be in proper written form, the notice of any shareholder of record giving notice under this Section 5 (each, a “Noticing Party”) must set forth:
(i)as to each person whom such Noticing Party proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), if any:
(A)the name, age, business address and residential address of such Proposed Nominee;
(B)the principal occupation and employment of such Proposed Nominee;
(C)a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within ten (10) days of receiving such request);
(D)a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a Director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a Director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Organization, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflicts of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefore from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a Director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(E)a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Shareholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a Director or executive officer of such registrant;
(F)a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and
(G)all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies for the election of Directors in a contested election or otherwise required pursuant to the Proxy Rules;
(ii)as to any other business that such Noticing Party proposes to bring before the meeting:
(A)a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(B)the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Organization or these Bylaws, the text of the proposed amendment); and
(C)all other information relating to such business that would be required to be disclosed in a proxy statement or other filings required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies in support of such Proposed Business by such Noticing Party or any Shareholder Associated Person pursuant to the Proxy Rules;
(iii)as to such Noticing Party and each Shareholder Associated Person:
(A)the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(B)the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party and any Shareholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfilment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;
(C)the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;
(D)a complete and accurate description of all agreements, arrangements or understandings, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements), that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”);
(E)any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Shareholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F)a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Shareholder Associated Persons or (II) between or among such Noticing Party or any Shareholder Associated Person and any other person or entity (naming each such person or entity), including (1) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with the Proxy Rules by way of a solicitation statement filed on Schedule 14A) and (2) any understanding, written or oral, that such Noticing Party or any Shareholder Associated Person may have reached with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person;
(G)any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(H)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (x) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or limited partnership, or (y) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I)any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party or any Shareholder Associated Person;
(J)any direct or indirect interest of such Noticing Party or any Shareholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(K)a description of any material interest of such Noticing Party or any Shareholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;
(L)a representation that (I) neither such Noticing Party nor any Shareholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 5;
(M)a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled;
(N)(I) a description of the investment strategy or objective, if any, of such Noticing Party or any Shareholder Associated Person who is not an individual and (II) a copy of any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the Noticing Party or any Shareholder Associated Person that contains or describes the Noticing Party’s or such Shareholder Associated Person’s performance or the Noticing Party’s or such Shareholder Associated Person’s investment thesis, plans or proposals with respect to the Corporation;
(O)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a)

under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party, any Shareholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(P)a certification that such Noticing Party and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Shareholder Associated Person’s acts or omissions as a shareholder of the Corporation, if such Noticing Party or Shareholder Associated Person is or has been a shareholder of the Corporation;
(Q)(I) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or the beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or the beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (II) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; and
(R)all other information relating to such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;
provided, however, that the disclosures described in the foregoing subclauses (A) through (R) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(iv)a representation that such Noticing Party intends to appear in person or cause a Qualified Representative (as defined below) of such Noticing Party to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(v)a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or Shareholder Associated Person is a party or participant involving or relating to the Corporation or, to such Noticing Party’s knowledge, any current or former officer, Director, affiliate or associate of the Corporation;
(vi)identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and
(vii)a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(1)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(c)Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 5, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of the Corporation’s Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any such request therefore from the Board of Directors or any committee thereof.
(d)General.
(i)No person shall be eligible for election as a Director of the Corporation unless the person is nominated by a shareholder in accordance with the procedures set forth in this Section 5 or the person is nominated by the Board of Directors, and no business shall be conducted at any meeting of shareholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a shareholder in accordance with the procedures set forth in this Section 5 or by the Board of Directors. The number of nominees a shareholder may nominate for election at a meeting may not exceed the number of Directors to be elected at such meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 5(a). Except as otherwise provided by law, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws, and, if the chair of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chair of the meeting shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or Proposed Business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such Proposed Business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or Proposed Business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(ii)A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 5, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (1) not later than the Close of Business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (2) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 5(d)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 5 and shall not extend the time period for the delivery of notice pursuant to this Section 5. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 5.
(iii)If any information submitted pursuant to this Section 5 by any Noticing Party nominating individuals for election or reelection as a Director or proposing business for consideration at any shareholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 5. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 5 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 5(b)(vii)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 5 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 5 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 5.

(iv)Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) such shareholder or Shareholder Associated Person subsequently (I) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (II) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such Proposed Nominee (subject to applicable law). Upon request by the Corporation, if any Noticing Party provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(v)In addition to complying with the foregoing provisions of this Section 5, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Organization.
(vi)Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 5 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(vii)For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; (E) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at any meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and (F) “Shareholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (II) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Shareholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person, (V) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to any Proposed Business or nominations, as applicable, (VI) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (VII) any Proposed Nominee.
6.Quorum. Unless otherwise required by applicable law, the Articles of Organization or these Bylaws, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum with respect to that voting group for action on that matter, but a lesser number may adjourn any meeting from time to time without further notice until a quorum is secured. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act (Chapter 156D of the Massachusetts General Laws), as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless: (a) the shareholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds, and does not vote the shares or otherwise consent that they are to be deemed present; or (b) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.
7.Voting and Proxies.
(a)General. Each shareholder entitled to vote shall have one vote for each share of stock entitled to vote held by such shareholder of record according to the records of the Corporation, unless otherwise provided by the Articles of Organization. Such votes may be cast in person, by means of remote communication (if any) or by proxy as provided in Section 7(d) of these Bylaws.
(b)Matters Other Than Election of Directors. Any matter brought before any meeting of shareholders of the Corporation, other than the election of Directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Articles of Organization or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.
(c)Election of Directors. Directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election at any meeting for the election of Directors at which a quorum is present; provided, however, that in a Contested Election of Directors (as defined below) at such a meeting, Directors shall be elected by a plurality of the votes cast on the election of Directors (instead of by votes cast “for” or “against” a nominee). The term “Contested Election of Directors” shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for Director set forth in Section 5 of these Bylaws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the shareholders. Shareholders shall be entitled to cast votes “against” nominees for Director unless plurality voting applies in the election of Directors. Any nominee for Director in an election of Directors not constituting a Contested Election of Directors who receives a greater number of votes “withheld” for his or her election than votes “for” such election shall promptly submit his or her offer of resignation for consideration by the Nominating, Governance & Sustainability Committee. The Nominating, Governance & Sustainability Committee shall consider all of the relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors, taking into account the recommendation of the Nominating, Governance & Sustainability Committee, will then determine whether to accept or reject the resignation. The Director that tendered the resignation shall not participate in the consideration or determination of whether to accept such resignation. Promptly following the Board of Director’s decision, the Corporation will disclose that decision and, if applicable, an explanation of such decision in a filing with the SEC or a press release.
(d)Proxies. Shareholders may vote either in person or by written proxy dated not more than eleven (11) months before the meeting named therein. Proxies shall be filed with the Secretary or other officer or agent authorized to tabulate votes at the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person or persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all of the co-owners, unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. Subject to Section 7.24 of the MBCA and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.
8.Organization and Conduct of Meetings. The Chair of the Board shall act as chair of meetings of shareholders of the Corporation. The Board of Directors may designate any Director or officer of the Corporation to act as chair of any meeting in the absence of the Chair of the Board, and the Board of Directors may further provide for determining who shall act as chair of any meeting of shareholders in the absence of the Chair of the Board and such designee. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of a shareholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the person presiding at the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

9.Meetings by Remote Communications. Unless otherwise provided in the Articles of Organization, if authorized by the Directors, subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
10.Inspectors of Election. In advance of any meeting of shareholders of the Corporation, the Chair of the Board, the Chief Executive Officer or the Board of Directors, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE II
DIRECTORS
1.Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
2.Size and Election. A Board of Directors of such number, not less than seven, nor more than fifteen, as shall be fixed by the Directors, shall be elected by the shareholders at the annual meeting. Notwithstanding the foregoing, the number of directors that constitute the entire Board of Directors shall be automatically reduced, without any further action by the Board of Directors, to eliminate any vacancy on the Board of Directors immediately upon the occurrence of such vacancy, but not to fewer directors than required by the MBCA, the Articles of Organization or these Bylaws.
3.Chair of the Board. The Chair of the Board shall be chosen from among the Directors in a manner and for a term of their choosing, and may be the Chief Executive Officer. The Chair of the Board shall have such other powers and duties as may from time to time be assigned by the Board of Directors. If a Chair of the Board is appointed he or she shall preside at all meetings of the Board of Directors at which he or she is present. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, the Chair of the Board shall preside at all meetings of shareholders.
4.Lead Director. The Directors may, in a manner and for a term of their choosing (but in any event for a term not less than one year), select a Lead Director from those Directors who have been determined by the Board of Directors to be independent directors (any such Director, an “Independent Director”). The Lead Director shall have the power to, among other things, provide input into Board of Directors meeting agendas, call meetings of the Independent Directors, preside at meetings of Independent Directors and perform such duties, as may from time to time be assigned to him or her by the Board of Directors.
5.Nominations for Director. Only persons who are nominated in accordance with the procedures described in Article I, Section 5 shall be eligible for election as Directors, except as provided in the Articles of Organization with respect to nomination by holders of preferred stock in certain circumstances. No person shall be eligible for election as a Director unless nominated in accordance with the provisions set forth therein. The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the applicable procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.
6.Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, shall be filled by a majority of the Directors then in office, though less than a quorum.
7.Enlargement of the Board. The number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office.
8.Tenure and Resignation. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, Directors shall hold office until the next annual meeting of shareholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his or her written resignation to the Board of Directors, the Chair of the Board (if any) or the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time.
9.Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the shareholders or (b) for cause by vote of two-thirds of the Directors then in office. A removal for cause shall state the cause. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.

10.Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine. Special meetings of the Directors may be held at any time and place designated in the notice of meeting, when called by the Chair of the Board (if any), the Chief Executive Officer, the President or the Board of Directors and shall be held at such place, on such date and at such time as he, she or it shall specify. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors may participate in a meeting of such Directors by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.
11.Notice of Meetings. No notice need be given for a regular meeting of the Board of Directors. Notice of all special meetings of the Directors shall be given to each Director by or at the direction of the Chair of the Board (if any), President or the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, or by telegram, telecopy or other electronic means sent to his or her business or home address (which may include his or her telecopy number or electronic mail address) or such other address as may be given in writing by the Director to the Corporation at least twenty-four (24) hours in advance of the meeting, or on such shorter notice, as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice need not be given to any Director if a written waiver of notice, executed by the Director before or after the meeting, or delivered by means of electronic transmission, is filed with the records of the meeting, or to any Director who attends the meeting without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the Director’s arrival or who thereafter votes for or assents to action taken at the meeting. A notice or waiver of notice of a Director’s meeting need not specify the purposes of the meeting.
12.Organization. At each meeting of the Board of Directors, the Chair of the Board, or, in the absence of the Chair of the Board, the Lead Director (if any), or, in the absence of the Lead Director, a Director chosen by a majority of the Directors present, shall act as chair.
13.Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum, but a smaller number may make a determination pursuant to Section 8.55 or Section 8.56 of the MBCA, or any successor provision, that indemnification is permissible in a specific proceeding. Less than a quorum may adjourn any meeting from time to time without further notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
14.Action at Meeting. At any meeting of the Directors at which a quorum is present (or such smaller number as may make a determination pursuant to Section 8.55 or 8.56 of the MBCA or any successor provision), the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these Bylaws, shall be the act of the Board.
15.Action by Consent. Any action by the Directors required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all Directors consent thereto in writing or by means of electronic transmission and such consent is filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.
16.Committees. The Directors may elect from their number an executive or other committees and may delegate thereto some or all of their powers except those which by law, the Articles of Organization, or these Bylaws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the Directors. If power to bind the Corporation is delegated to such a committee, such election, removal, delegation and/or determination shall be by a majority of the Directors then in office.
17.Issuance of Stock. The Directors are authorized, at any time, to provide for the issuance of unissued capital stock from time to time authorized under the Articles of Organization of the Corporation.

18.Compensation. The Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as Director or committee member, payable in cash or securities. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as Director.

ARTICLE III
OFFICERS
1.Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including, as appointed by the Directors, a Chair of the Board, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Directors may from time to time appoint. Any such officer that is appointed by the Board of Directors shall be a “Board Appointed Officer.”
2.Appointment. The President, Treasurer and Secretary shall be appointed by the Directors at their first meeting following the annual meeting of shareholders, provided that the Directors may fill vacancies in such offices at any time. Other officers may be appointed by the Directors at such meeting or at any other meeting. The President and such other Board Appointed Officers as may be authorized by the Board of Directors may appoint one or more other officers or assistant officers.
3.Qualification. The President need not be a Director but, if any is appointed, the Chair of the Board shall be a Director. Other officers may be Directors but need not be. No officer need be a shareholder. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.
4.Tenure. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, the President, Treasurer and Secretary shall each hold office until the first meeting of the Directors following the annual meeting of shareholders and thereafter until his or her successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of shareholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering a written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time.
5.Removal. The Directors may remove any appointed officer with or without cause.
6.Chief Executive Officer, President and Vice Presidents. The Chief Executive Officer or, if there is no Chief Executive Officer, the President of the Corporation shall, subject to the direction of the Directors, have general supervision and control of its business. Any Vice President shall have such powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.
7.Treasurer and Assistant Treasurers. Except as the Directors shall otherwise determine, the Treasurer shall have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Directors may otherwise provide. Any Assistant Treasurer shall have such powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.
8.Secretary and Assistant Secretaries. Except as provided in the following sentence, the Secretary shall keep a record of the meetings of Directors and shareholders. In the absence of the Secretary from any meeting of the Directors or the shareholders, an Assistant Secretary, if one be appointed, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Any Assistant Secretary shall have such powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.
9.Other Officers. Other officers of the Corporation, if any, shall have such powers, duties and titles as may be designated from time to time by the Board of Directors or by the Chief Executive Officer (if any) or the President.

10.Other Powers and Duties. Each officer shall, subject to these Bylaws, have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his or her office and such duties and powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.
11.Employment Contracts. The Corporation may enter into employment contracts with officers authorized by the Board of Directors extending beyond the terms of office of the Directors. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the Board of Directors to remove officers. Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any.

ARTICLE IV
CAPITAL STOCK
1.Certificates of Stock. The Directors may authorize the issue without certificates of some or all of the shares of any or all of the Corporation’s classes or series of stock. Except to the extent the Board of Directors has determined to issue shares without certificates, each shareholder shall be entitled to a certificate of the capital stock of the Corporation stating the number, the class and the designation of the series, if any, of the shares the certificate represents, in such form as may, in conformity with applicable law, be prescribed from time to time by the Directors. The certificate shall be signed by (a) the Chair of the Board (if any), President or a Vice President, and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the time of its issue.
2.Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Corporation may conclusively presume that the record holder of a stock certificate as shown on its books is the absolute owner of the shares represented thereby for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws, and that the shareholder’s record address is the shareholder’s correct address. It shall be the duty of each shareholder to notify the Corporation of his or her post office address.
3.Record Date. The Directors may fix in advance a time which shall be not more than seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution of shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, and which in the case of such a dividend or distribution shall be at least ten (10) days after the meeting at which such dividend or distribution is declared, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any of such purposes except the payment of a dividend or the making of a distribution to shareholders close the transfer books for all or any part of such period. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If a record date for a specific action is not fixed by the Bylaws or the Board of Directors, and is not supplied by the section of this chapter dealing with that action, the record date shall be the Close of Business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting.
4.Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Corporation may prescribe.

ARTICLE V
INDEMNIFICATION
1.Definitions. In this Article V the following words shall have the following meanings unless the context requires otherwise:
“Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger.
“Director” or “officer” means, as applicable, an individual who is or was a Director or an officer, respectively, of the Corporation or who, while a Director or officer of the Corporation, is or was serving at the Corporation’s request as a Director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Officer” means a person appointed an officer in the manner set forth in Article III, Section 2 of these Bylaws and “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a Director or officer.
“Disinterested Director” means a Director who, at the time of a vote or selection referred to in Section 4 of this Article V, is not (a) a party to the proceeding, or (b) an individual having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.
“Expenses” shall include counsel fees and disbursements.
“Liability” means the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
“Party” means an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.
“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
2.Indemnification of Directors and Officers.
(a)Except as otherwise provided in this Article V, the Corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (i) (A) he or she conducted himself or herself in good faith; and (B) he or she reasonably believed that his or her conduct was in the best interests of the Corporation or that his or her conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (ii) he or she engaged in conduct for which he or she shall not be liable under (A) Article 6 of the Articles of Organization as in effect on August 26, 2004, or (B) a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section 2.02(b)(4).
(b)A Director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Corporation.

(c)The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section 2.
(d)Unless ordered by a court, the Corporation may not indemnify a Director or officer under Section 8.54(a)(3) of the MBCA or any successor provision to such Section 8.54(a)(3) if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b) above.
3.Advance for Expenses. The Corporation shall, before final disposition of a proceeding, advance funds to pay for or promptly reimburse all of the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director or officer if he or she delivers to the Corporation:
(a)a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of this Article V or that the proceeding involves conduct for which liability has been eliminated under (i) Article 6 of the Articles of Organization as in effect on August 26, 2004, or (ii) a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section 2.02(b)(4); and
(b)his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 4 of this Article V or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 2 of this Article V. The foregoing undertaking must be an unlimited general obligation of the Director or officer but need not be secured and shall be accepted without reference to the financial ability of the Director or officer to make repayment.
4.Determination of Indemnification. The determination of whether a Director has met the relevant standard of conduct set forth in Section 2 of this Article V shall be made:
(a)if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by vote of the Board of Directors;
(b)by special legal counsel (i) selected in the manner prescribed in Section 4(a) of this Article V; or (ii) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as Disinterested Directors may participate; or
(c)by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a Disinterested Director may not be voted on the determination.
5.Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, serves at the Corporation’s request as a Director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article V.
6.Application of this Article.
(a)The Corporation shall not be obligated to indemnify or advance expenses to a Director or officer of a predecessor of the Corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided through a vote of the Board of Directors, an agreement or otherwise.
(b)This Article V shall not limit the Corporation’s power to (i) pay or reimburse expenses incurred by a Director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party to the proceeding or (ii) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c)The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be considered exclusive of any other rights to which any Director or officer seeking indemnification or advancement of expenses may be entitled under any agreement, statute, vote of shareholders or otherwise.
(d)Each person who is or becomes a Director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article V. All rights to indemnification under this Article V shall be deemed to be provided by a contract between the Corporation and the person who serves as a Director or officer of the Corporation at any time while these Bylaws and the relevant provisions of the MBCA are in effect and any repeal or modification thereof shall not affect any rights or obligations then existing.
(e)If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time or are succeeded by new provisions of applicable law to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment or successor provision.

ARTICLE VI
MISCELLANEOUS PROVISIONS
1.Fiscal Year. The fiscal year of the Corporation shall end on December 31 in each year.
2.Seal. The seal of the Corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts”, and the year of its incorporation.
3.Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation on its behalf shall be signed by the President, a Vice President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.
4.Voting Upon Securities of Other Corporations. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Treasurer, acting singly, shall have full power and authority on behalf of the Corporation to attend any meetings of security holders of any corporation in which this Corporation may hold securities, and to vote or give any consent on behalf of the Corporation as such security holder at any such meeting and all rights and powers incident to the ownership of securities which, as the owner thereof, this Corporation might possess and exercise, and he or she may delegate such powers of the Corporation to a proxy or proxies. The Board of Directors may confer like powers upon any other person or persons from time to time, and may revoke any such power so granted at its pleasure.
5.Corporate Records. The original, or attested copies, of the Articles of Organization, Bylaws and records of all meetings of the incorporators and shareholders, and the stock and transfer records, which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of the Secretary. Said copies and records need not all be kept in the same office.
6.Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as restated and/or amended and in effect from time to time.
7.Amendments. These Bylaws may at any time be amended by vote of the shareholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. In addition they may be amended by vote of a majority of the Directors then in office, except with respect to removal of Directors, the election of committees by Directors and delegation of powers thereto, or amendment of these Bylaws, and except with respect to any provision which by law, the Articles of Organization as heretofore or from time to time amended, or other provisions of these Bylaws, requires action by the shareholders. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any Bylaw provision, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws. Any Bylaw provision adopted by the Directors may be amended or repealed by the shareholders.
8.Severability. To the extent any provision of these Bylaws would be, in the absence of this Article VI, Section 8, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.
9.Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the Commonwealth of Massachusetts (or, in the event that the Massachusetts state judicial system does not have jurisdiction, the federal district court for the District of Massachusetts) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer, or other employee of the Corporation to the Corporation or the

Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporations Act, the Corporation’s Articles of Organization or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI, Section 9.

ARTICLE VII
EMERGENCY BYLAWS
1.General. This Article VII (the “Emergency Bylaws”) shall be operative during any catastrophic event, as referred to in Section 2.07 of the MBCA or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Bylaws or in the Articles of Organization. All provisions of the preceding Bylaws consistent with the provisions of this Article VII and the Articles of Organization remain effective during the Emergency, and upon termination of such Emergency, the provisions of this Article VII shall cease to be operative unless and until another Emergency shall occur.
2.Emergency Provisions.
(a)Any Director or the Chief Executive Officer, President, Treasurer or Secretary of the Corporation may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.
(b)At any meeting of the Board of Directors called in accordance with this Article VII, the presence or participation of one-third (1/3) of the Directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with this Article VII, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that the requisite number of directors is not able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as Directors, or committee members, as the case may be, of the Corporation.
(c)Directors may take action to appoint additional or substitute Directors to the Board of Directors and to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as Directors of the Corporation while this Article VII remains effective.
(d)To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an Emergency in a manner that is consistent with the Corporation’s Articles of Organization and these Bylaws. It is recognized, however, that in an Emergency it may not always be practical to act in this manner and this Article VII is intended to and does hereby empower the Board of Directors with the maximum authority possible under the MBCA, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an Emergency in what it considers to be in the best interests of the Corporation. Directors may take action to relocate the principal office of the Corporation and appoint successors to any of the officers, employees or agents.
(e)No Director, officer or employee acting in good faith in accordance with this Article VII or otherwise pursuant to Section 2.07 of the MBCA shall be liable except for willful misconduct.
(f)This Article VII shall continue to apply until such time following the Emergency when it is feasible for at least a majority of the Directors of the Corporation immediately prior to the Emergency to resume management of the business of the Corporation.
(g)At any meeting called in accordance with this Article VII, the Board of Directors or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.
(h)The provisions of this Article VII, which are subject to amendment or repeal by shareholders, shall be subject to repeal or change in accordance with Article VI, Section 7, but no such repeal or change shall modify the provisions of paragraph (e) of this Article VII, Section 2 with regard to action taken prior to the time of such repeal or change.
(i)For purposes of this Article VII, the term "Designated Officer" means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, Directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of Directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.

Approved by the Board of Directors on August 9, 2023
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